Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Earthstone Energy, Inc. of our reports dated March 11, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Earthstone Energy, Inc., which reports appear in the Form 10-K of Earthstone Energy, Inc. for the year ended December 31, 2019 (and express an unqualified opinion).

/s/ Moss Adams LLP

Houston, Texas

August 5, 2020